UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 13, 2009
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 13, 2009, International Lease Finance Corporation (the “Company”) and certain of its subsidiaries entered into two term loan agreements with AIG Funding, Inc. (the “Lender”). The Company, certain newly formed subsidiaries of the Company, as co-borrowers, and certain newly formed and existing subsidiaries of the Company, as guarantors, entered into a new $2,000,000,000 Credit Agreement (the “2009 Term Loan A”) with the Lender. On the same date, the Company, certain newly formed subsidiaries of the Company, as co-borrowers, and certain newly formed and existing subsidiaries of the Company, as guarantors, also entered into a $1,700,000,000 Amended and Restated Credit Agreement (the “2009 Term Loan B” and together with the 2009 Term Loan A, the “Term Loans”) with the Lender. The Lender’s parent, American International Group, Inc. (“AIG”), received funding for the Term Loans from the Federal Reserve Bank of New York (the “FRBNY”) under that certain Credit Agreement, dated as of September 22, 2008, between AIG and the FRBNY (as amended, restated or otherwise modified, the “Parent Facility”). The proceeds of the 2009 Term Loan A were used by the Company to repay in full its obligations due under that certain $2,000,000,000 Five-Year Revolving Credit Agreement, dated as of October 15, 2004 (as amended, restated or otherwise modified, the “2004 Citi Revolver”), among the Company, CitiCorp USA, Inc., as administrative agent, and the other financial institutions listed therein. The 2009 Term Loan B amended and restated the Company’s two demand note agreements aggregating $1,700,000,000 entered into in March 2009 with the Lender, funding for which was provided to AIG from the FRNBY under the Parent Facility. Certain subsidiaries of the Company guarantee the obligations of the Company and the other subsidiary co-borrowers under the Term Loans. The Company and certain subsidiaries of the Company also entered into guarantee agreements (the “Parent Facility Guarantees”) under which they agree to guarantee the repayment obligations of AIG to the FRBNY under the Parent Facility up to an amount equal to the aggregate outstanding balance of the Term Loans. The obligations under the Parent Facility Guarantees will be reduced by each principal repayment under the Term Loans.
     The Term Loans mature on September 13, 2013 and bear interest at 3-month LIBOR, with no LIBOR floor, plus 3.025%, payable quarterly in arrears. The Company would be in default under the Term Loans if the security interests of the Lender in a pool of 24 aircraft pledged as Collateral have not been fully perfected by October 23, 2009 or if the security interests of the Lender in an additional pool of 96 aircraft pledged as Collateral have not been fully perfected by December 1, 2009 (both requirements collectively referred to as the “Required Perfection Condition”). The interest rate under the Term Loans will increase to three-month LIBOR, with no LIBOR floor, plus 6.025% if the Required Perfection Condition has not been satisfied by December 1, 2009. The Term Loans are repayable in full on the maturity date with no scheduled amortization.
     The Term Loans, the related guarantees and the Parent Facility Guarantees are secured by (a) a portfolio of aircraft and all related equipment and leases, with an average appraised value as of September 30, 2009 of approximately $7,400,000,000 plus additional temporary collateral of approximately $10,000,000,000 that will be released upon the satisfaction of the Required Perfection Condition, (b) any and all collection accounts into which rent, reserves and other amounts owing are paid under the leases of the pledged aircraft, and (c) shares or other equity interests in certain subsidiaries of the Company that may own or lease pledged aircraft in the future (the “Collateral”). The Collateral will secure (i) on a first lien basis, the Parent Facility Guarantee of the $2,000,000,000 advance from the FRBNY to AIG for funding of the 2009 Term Loan A, (ii) on a second lien basis, the 2009 Term Loan A and related guarantees, (iii) on a third lien basis, the Parent Facility Guarantee of the $1,700,000,000 advance from the FRBNY to AIG for funding of the 2009 Term Loan B, and (iv) on a fourth lien basis, the 2009 Term Loan B and related guarantees. If the ratio of (A) the sum of the outstanding principal balance of the Term Loans to (B) the most recent appraised value of the Collateral is ever greater than 50%, the Company must prepay, without penalty or premium, a portion of the Term Loans or grant additional Collateral satisfactory to the Lender and FRBNY to secure the first, second, third and fourth liens so that the ratio is equal to or less than 50%. The portfolio of pledged aircraft will be required to meet certain concentration criteria, including age of aircraft, region of lessees, model type of aircraft, and manufacturer of aircraft. The Company expects to release the $10,000,000,000 of temporary Collateral upon satisfaction of the Required Perfection Condition by fully perfecting the security interests of the Lender in a pool of 120 aircraft that have been pledged as Collateral but not yet fully perfected.
     The Company is also required to prepay the Term Loans, without penalty or premium, upon (i) the sale of an aircraft (other than upon the sale or transfer to a co-borrower under the Term Loans) in an amount equal to 75% of the net sale proceeds, (ii) the receipt of any hull insurance, condemnation or other proceeds in respect of any event of loss suffered by a pledged aircraft in an amount equal to 75% of the net proceeds received on account thereof, and (iii) the removal of an aircraft from the Collateral pool (other than in connection with the substitution of a non-pool aircraft for such removed aircraft in accordance with the terms of the Term Loans) in an amount equal to 75% of the most recent appraised value of such aircraft. The Company is also required to repay the Term Loans in full upon the occurrence of a Change of Control (as defined in the Term Loans). The Company may voluntarily prepay the Term Loans in part or in full at any time without penalty or premium.
     The Term Loans contain customary affirmative and negative covenants, including restrictions on asset transfers and capital expenditures. The Term Loans also contain customary events of default, including an event of default under the Term Loans if an event of default occurs under the Parent Facility.
     The descriptions of the 2009 Term Loan A, 2009 Term Loan B and Parent Facility Guarantees herein do not purport to be complete and are qualified in their entirety by reference to the full text of those documents. Copies of the 2009 Term Loan A, 2009 Term Loan B and the Parent Facility Guarantees are included in this Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c)     Exhibits

Exhibit No.	Description
10.1	$2,000,000,000 Credit Agreement dated as of October 13, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee (portions of this exhibit have been omitted pursuant to a request for confidential treatment)

10.2	$1,700,000,000 Amended and Restated Credit Agreement dated as of October 13, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee (portions of this exhibit have been omitted pursuant to a request for confidential treatment)

10.3	First Lien Borrower Party Guarantee Agreement dated as of October 13, 2009, among International Lease Finance Corporation and certain subsidiaries of International Lease Finance Corporation named therein for the benefit of the Federal Reserve Bank of New York

10.4	Third Lien Borrower Party Guarantee Agreement dated as of October 13, 2009, among International Lease Finance Corporation and certain subsidiaries of International Lease Finance Corporation named therein for the benefit of the Federal Reserve Bank of New York

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Alan H. Lund
Alan H. Lund
Vice Chairman and Chief Financial Officer

DATED: October 19, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	$2,000,000,000 Credit Agreement dated as of October 13, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee (portions of this exhibit have been omitted pursuant to a request for confidential treatment)

10.2	$1,700,000,000 Amended and Restated Credit Agreement dated as of October 13, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee (portions of this exhibit have been omitted pursuant to a request for confidential treatment)

10.3	First Lien Borrower Party Guarantee Agreement dated as of October 13, 2009, among International Lease Finance Corporation and certain subsidiaries of International Lease Finance Corporation named therein for the benefit of the Federal Reserve Bank of New York

10.4	Third Lien Borrower Party Guarantee Agreement dated as of October 13, 2009, among International Lease Finance Corporation and certain subsidiaries of International Lease Finance Corporation named therein for the benefit of the Federal Reserve Bank of New York